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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 7, 2001


                        COMMISSION FILE NUMBER: 000-21729


                               THE VIALINK COMPANY
                         (Name of Issuer in its Charter)

             DELAWARE                                  73-1247666
    (State of Other Jurisdiction                     (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)

     13155 NOEL ROAD, SUITE 800
            DALLAS, TEXAS                                  75240
(Address of Principal Executive Offices)                 (Zip Code)


                   COMPANY'S TELEPHONE NUMBER: (972) 934-5500

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ITEM 5. OTHER EVENTS.

We are offering 150 Shares of our Series B Convertible Preferred Stock and Warrants to purchase 2,500,000 shares of our common stock to SDS Merchant Fund, L.P. ("SDS") pursuant to a prospectus supplement to Registration Statement No. 333-64750. The Series B Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), is convertible into shares of our common stock in the manner, and upon the terms, provisions and conditions set forth in the Certificate of Designation of the Preferred Stock. The shares of common stock offered to SDS are issuable upon exercise of 2,500,000 warrants to purchase shares of our common stock at an exercise price of $0.30 per share. The Series B Convertible Preferred Stock is initially convertible into common stock at $0.30, however the conversion price is subject to certain adjustments under the terms of the Certificate of Designation. The Purchase Agreement, Certificate of Designation and Warrant included herein as exhibits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  99.1 Purchase Agreement entered into by and between The viaLink Company and SDS Merchant Fund, L.P.

                  99.2 Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of The viaLink Company.

                  99.3 Warrant to Purchase Shares of Common Stock of The viaLink Company.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE VIALINK COMPANY
                                         (Registrant)


                                     By:     /s/ William P. Creasman
                                        ----------------------------------------
                                                 William P. Creasman
                                                Chief Financial Officer


Date: November 7, 2001



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                                  EXHIBIT INDEX

              EXHIBIT
              NUMBER                          DESCRIPTION
             ---------     -----------------------------------------------------
                99.1       Purchase Agreement entered into by and between The
                           viaLink Company and SDS Merchant Fund, L.P.

                99.2 Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible
                           Preferred Stock of The viaLink Company.

                99.3 Warrant to Purchase Shares of Common Stock of The viaLink Company.




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